                                                                    Exhibit 99.1



[POLYONE LOGO]

                                                           NEWS RELEASE

For Immediate Release

                POLYONE ANNOUNCES ESTIMATED FIRST-QUARTER RESULTS

CLEVELAND - April 16, 2003 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it expects to report a net loss of approximately $19 million to $20 million for first-quarter 2003. The estimate equates to a net loss of approximately $0.21 to $0.22 per share.

These results include estimated special charges totaling approximately $16.2 million after tax, or $0.18 per share. Sales are estimated to be approximately $645 million, an increase of 8 percent over first-quarter 2002 and 11 percent compared with fourth-quarter 2002.

"These results before special items are better than current consensus street estimates," said Thomas A. Waltermire, chairman and chief executive officer. "The first quarter's solid sales growth and higher operating income before special items compared with both the first quarter of 2002 and the fourth quarter of 2002 are the result of our efforts to improve PolyOne's financial performance, despite continuing economic weakness and the run-up in energy costs."

Following is a summary of estimated first-quarter 2003 operating results compared with results of the preceding quarter and first-quarter 2002:

                      ESTIMATED FIRST-QUARTER 2003 RESULTS
                  --------------------------------------------
                  (Dollars in millions, except per share data)

                                                                                     QUARTERS
                                                               --------------------------------------------------
                                                                   1Q03                 4Q02               1Q02
                                                                   ----                 ----               ----
Sales                                                          $      645              $  580.3         $  596.3
Depreciation & amortization                                            18.5                17.9             17.8
Operating income (loss)                                         (15.5) to (17.5)          (13.4)             4.4
Net loss                                                       $  (19) to (20)         $  (17.5)        $  (57.3)
Loss before discontinued operations and
     cumulative effect of a change in accounting                 (19 to 20)               (17.6)            (3.9)
Loss per share, diluted                                        $(0.21 to 0.22)         $  (0.19)       $   (0.64)
Loss per share before discontinued operations                   (0.21 to 0.22)            (0.19)           (0.04)
     and cumulative effect of a change in accounting
Per share effect of excluding special items, increase               0.18                   0.03             0.03

Special items in the first quarter of 2003 are associated largely with previously announced restructuring initiatives, including those disclosed during the quarter. On January 14, 2003, PolyOne announced it would eliminate approximately 400 staff positions. On March 26, 2003, the Company announced that it planned to close its Yerington, Nevada, engineered films plant.

Following is a comparative preliminary summary of the quarter's estimated special items. These special items include gains and losses associated with specific strategic initiatives such as restructuring or consolidation of operations, gains and losses attributable to divestment of joint ventures and certain one-time items. Management's identification of special items may not be comparable with other companies' practices.

                       SUMMARY OF ESTIMATED SPECIAL ITEMS
                       ----------------------------------
                                  (In millions)

                                                                                     QUARTERS
                                                               --------------------------------------------------
                                                                   1Q03                 4Q02             1Q02
                                                                   ----                 ----             ----
Employee separation and plant phase-out costs                   $   (24.9)             $  --         $    (0.9)
Period plant phase-out costs incurred                                (0.9)              (0.4)             (0.1)
Equity affiliate - employee severance, liabilities
     associated with the temporary idling of a plant
     and cumulative effect of a change in accounting                 (0.8)                --              (0.7)
Loss on divestiture of equity investment                             --                 (3.6)             (1.5)
                                                                ---------              -----         ---------
      Subtotal - impact on EBITDA (expense)                         (26.6)              (4.0)             (3.2)
Plant phase-out accelerated depreciation                             --                 (0.3)             (0.5)
                                                                ---------              -----         ---------
       Subtotal - impact on operating (expense)                     (26.6)              (4.3)             (3.7)
Investment write-down                                                --                 (0.8)             (1.5)
                                                                ---------              -----         ---------
       Total - impact on pre-tax (expense)                          (26.6)              (5.1)             (3.7)
Income tax benefit                                                   10.4                2.0               1.4
                                                                ---------              -----         ---------
     Total - impact on after-tax (expense)
       before discontinued operations and cumulative
       effect of a change in accounting                         $   (16.2)             $(3.1)        $    (2.3)
                                                                ==========             ======        =========


CONFERENCE CALL
---------------

PolyOne will host an analyst conference call at 1 p.m. Eastern time on Friday, May 2, 2003. The conference call number is 888-489-0038 or 706-643-1611
(international), conference topic: PolyOne 1Q 2003 Earnings Call, conference ID 6571725. The call will be broadcast live and then via replay for two weeks on the Company's Web site: www.polyone.com.

ABOUT POLYONE
-------------

PolyOne Corporation, with 2002 revenues of $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Investor & Media Contact:

                            Dennis Cocco
                            Vice President, Investor Relations & Communications 216.589.4018

FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving estimated and actual savings related to restructuring programs; (2) delays in achieving or inability to achieve the Company's strategic value capture initiatives, including cost reduction and employee productivity goals, or achievement of less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
(10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company;
(11) an inability to launch new products and/or services that strategically fit the Company's businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) a delay or inability to achieve targeted debt levels through divestitures or other means; and (16) a delay or inability to replace the Company's current receivables sale facility by June 30, 2003.

   .
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.


We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #103)